Exhibit 99.1

                 Cambridge Heart Reports First Quarter Results


    Board Elects Robert P. Khederian as Lead Independent Director

    Cambridge Heart, Inc. (OTCBB-CAMH) today reported revenue of $1,009,483 for the quarter ended March 31, 2005. This represents a decrease of 20% over revenue of $1,265,804 for the same period in 2004. Net loss for the quarter was $897,333, or $0.02 per share, compared to a loss of $1,014,201, or $0.04 per share, for the same quarter last year. The Company's reported cash and marketable securities at March 31, 2005 were $6,766,908.
    Revenue from the sale of the Company's Microvolt T-Wave Alternans
(MTWA) products in the U.S. declined 30% for the quarter ended March 31, 2005 when compared to the same period of 2004.
    David Chazanovitz, Chairman of the Board of Directors and Chief Executive Officer of Cambridge Heart, announced that Robert P. Khederian was elected to serve as the Lead Independent Director at its regularly scheduled Board meeting held Tuesday April 27, 2005. Mr. Khederian, a major shareholder of Cambridge Heart, joined the Company's Board of Directors in 2002. He is the Chairman of Belmont Capital Partners, LLC and also serves on the board of directors of Inverness Medical Innovations, Inc. In addition, he is the Chairman and Founder of Provident Corporate Finance LLC an investment banking firm based in Boston.
    "The results of this first quarter reflect the challenges we continue to encounter with reimbursement for our important diagnostic test. The ongoing impact of this lack of reimbursement has created an obvious roadblock to increasing our overall revenue. We are aggressively working with key private payer insurance companies to hopefully resolve this issue" stated Mr. Chazanovitz. "At this challenging time I am pleased that Bob Khederian has accepted the important role of Lead Independent Director to both assist us in maintaining the best corporate governance practices, as well as to lend us even more of his time and business acumen for the purpose of maximizing shareholder value."
    The Company will be holding a conference call at 4:30 PM. (Boston time) Thursday, April 28, 2005 to discuss the financial results for the quarter ended March 31, 2005. The conference call phone number is 800-481-7713 (outside the U.S 719-457-2730). Interested parties may listen to a recording of the conference call at any time during the 48 hours immediately following the call by dialing 888-203-1112 (outside the U.S. 719-457-0820) and enter the code 1345588. This playback will begin approximately two hours after the call ends. The conference call will also be available by webcast on the Company's web site at www.cambridgeheart.com.

    About Cambridge Heart

    Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the Company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com

    About the Cambridge Heart Microvolt T-Wave Alternans Test

    The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt - are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.
    Statements contained in this press release about anticipated revenue growth, and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates", "could" and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include customer delays in making final buying decisions, decreased demand for our products, failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology, failure to obtain or maintain adequate levels of third-party reimbursement for use of our products and other factors identified in our most recent Annual Report on Form 10-K under "Factors Which May Affect Future Results", which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    -Financial information follows-



                         Cambridge Heart, Inc.
                         Financial Highlights
                              (Unaudited)

Statement of Operations              Three months ended March 31,
                                             2005          2004
                                     ------------- -------------

Revenues                             $  1,009,483  $  1,265,804

Cost of goods sold                        479,848       564,707
                                      ------------  ------------
                                          529,635       701,097

Costs and expenses
     Research and development             212,777       162,691
     Selling, general and
      administrative                    1,254,167     1,559,815
                                     ------------- -------------

      Loss from operations               (937,309)   (1,021,409)

Interest income                            39,976         7,208
                                     ------------- -------------

                                     ------------- -------------
Net Loss attributable to common
 shareholders                        $   (897,333) $ (1,014,201)
                                     ============= =============

Net loss per common share - basic and
 diluted                             $      (0.02) $      (0.04)
                                     ============= =============

Weighted average shares outstanding -
 basic and diluted                     37,604,976    22,993,000
                                     ============= =============


Balance Sheet                          March 31,    December 31,
                                             2005          2004
                                     ------------- -------------
Assets
------
     Cash & Marketable Securities    $  6,766,908  $  7,646,964
     Accounts receivable, net             868,996       982,796
     Inventory                            467,753       491,275
     Other prepaid assets                 142,646       154,272
                                     ------------- -------------
      Total current assets              8,246,303     9,275,307

     Fixed assets, net                    178,468       207,761
     Other assets                         144,530       166,539
                                     ------------- -------------
                                     $  8,569,301  $  9,649,607
                                     ============= =============

Liabilities and stockholders' equity
-------------------------------------
     Accounts payable and accrued
      expenses                       $    799,852  $    989,307
     Debt, current portion                  2,170         2,103
                                     ------------- -------------
      Total current liabilities           802,022       991,410
     Debt, long-term portion                1,052         1,577
                                     ------------- -------------
      Total liabilities              $    803,073  $    992,987
                                     ------------- -------------

Convertible Preferred Stock             3,046,307     3,701,891
Warrants to acquire Convertible
 Preferred Stock                        2,380,050     2,526,157
                                     ------------- -------------
                                     $  5,426,357  $  6,228,048
                                     ------------- -------------

Stockholders' equity
     Common stock                    $     39,204  $     34,731
     Additional paid-in-capital        59,382,372    58,566,848
     Accumulated deficit              (57,012,111)  (56,114,778)
     Deferred compensation                (69,595)      (58,229)
                                     ------------- -------------
      Total stockholders' equity        2,339,870     2,428,572
                                     ------------- -------------
                                     $  8,569,301  $  9,649,607
                                     ============= =============

The Company intends to file its quarterly report on Form 10-Q with the Securities and Exchange Commission shortly. Interested parties are encouraged to review this report.




    CONTACT: At Cambridge Heart, Inc.
             Robert B. Palardy, 781-271-1200, ext. 231
             bobp@cambridgeheart.com
                 or
             At Consulting for Strategic Growth
             Stanley Wunderlich, 800-625-2236
             cfsg@consultant.com